EXTENSION AGREEMENT



THIS AGREEMENT made and entered into this the 10th day of October, 1995 (the "Agreement"), by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("Landlord") and MRS. FIELDS COOKIES, a California corporation ("Tenant")

                                                   WITNESSETH

WHEREAS, the parties hereto have entered into a certain Lease Agreement (the "Lease") dated July 1, 1993, demising certain premises in the building located at 379 Lawndale Drive, Salt Lake City, Utah.

WHEREAS, it is the desire of the parties to extend said Lease.

NOW THEREFORE, effective July 1, 1995, the parties agree as follows, said provisions to control whenever inconsistent with the original provisions of the
Lease:

         1. TERM: The extension term of said lease shall be for an additional thirty-four (34) months beginning on the first day of July 1995 and expiring on the last day of April 1998.

         2.       PREMISES: 5,308 square feet located at 379 Lawndale Drive.

         2. BASE RENT: Effective July 1, 1995 through April 30, 1998, the annual base rent shall increase to Eighteen Thousand Four Hundred Sixty-Eight and 00/100 Dollars ($18,468.00) to be paid in equal monthly installments of One Thousand Five Hundred Thirty-Nine and 00/100 Dollars ($1,539.00).

         ALL OTHER PROVISIONS of the Lease shall remain unmodified and in full force and effect, except as specifically set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers or representatives.

LANDLORD:                                                       TENANT:

THE EQUITABLE LIFE ASSURANCE        MRS. FIELDS COOKIES, a
SOCIETY OF THE UNITED STATES       California corporation

By:                                By:  /s/Randal A. Baker
                                           Randal A. Baker
Its:      Investment  Officer      Its:     Vice President
Date:   10-10-95                   Date:   10-2-95

                                            Table of Contents
Section                            Title
1.       Industrial Park, Common Areas, and Parking Areas.................Page 1
         ------------------------------------------------
2.       Leased Premises and Gross Leasable Area..........................Page 1
         ---------------------------------------
3.       Improvement of Premises.........................................Page  2
         -----------------------
4.       Term............................................................Page  2
         ----
5.       Rent............................................................Page  2
         ----
6.       Prepaid Rent and Security Deposit...............................Page  3
         ---------------------------------
7.       Operating Expenses..............................................Page  4
         ------------------
8.       Taxes on Tenant's Property......................................Page  6
         --------------------------
9.       Rail Side Track Expenses........................................Page  6
         ------------------------
10.      Parking.........................................................Page  6
         -------
11.      Use and Compliance with Law.....................................Page  7
         ---------------------------
12.      Utilities............................................ ..........Page  7
         ---------
13.      Maintenance and Cleaning........................................Page  7
         ------------------------
14.      Alterations.....................................................Page  8
         -----------
15.      Signs...........................................................Page  9
         -----
16.      Rules and Regulations...........................................Page  9
         ---------------------
17.      Landlord's Financing.................................. .........Page 10
         --------------------
18.      Tenant's Insurance and Indemnity................................Page 10
         --------------------------------
19.      Destruction....................................................Page  11
         -----------
20.      Condemnation...................................................Page  11
         ------------
21.      Assignment and Subletting......................................Page  12
         -------------------------
22.      Default by Tenant..............................................Page  12
         -----------------
23.      Remedies for Tenant's Default..................................Page  13
         -----------------------------
24.      Late Charge............................................ .......Page  13
         -----------

25.      Default by Landlord . . . . . . . . . . . . . . . . . . .       Page 13

26.      Attorneys' Fees . .  . . . . . . . . . . . . . . . . . .        Page 14

27.      Obligations upon Termination . . . . . . . . . . . . . .        Page 14

28.      Estoppel Certificate . . . . . . . . . . . . . . . . . .        Page 14

29.      Sale of Premises by Landlord . . . . . . . . . . . . . .        Page 14

30.      Notices . . . . . . . . . . . . . . . . . . . . . . . . . .     Page 14

31.      Holding Over . . . . . . . . . . . . . . . . . . . . . . .      Page 15

32.      Access to Premises . . . . . . . . . . . . . . . . . . . .      Page 15

33.      Nonrecourse Provision . . . . . . . . . . . . . . . . . .       Page 15

34.      Waiver and Cumulative Remedies . . . . . . . . . . . . . .      Page 15

35.       Multiple Parties Tenant . . . . . . . . . . . . . . . . .      Page 16

36.      Prior Agreements, Lease Amendments, and Time Effective . .      Page 16
         ------------------------------------------------------
37.      Inability to Perform . . . . . . . . . . . . . . . . . . .      Page 16
38.      Authority . . . . . . . . . . . . . . . . . . . . . . . .       Page 16
39.      Brokers . . . . . . . . . . . . . . . . . . . . . . . . . .     Page 16
40.      Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . .     Page 17
41.      Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .  .  Page 17
42.      Rider and Deadline . . . . . . . . . . . . . . . . . . . . .    Page 17

Exhibits and Attachments:
Guaranty (If applicable]
Rider (If applicable]
Exhibit A Marked floor or building plan, showing location and configuration of
          Premises
Exhibit B Improvement of Premises [If applicable]
Exhibit C Rules and Regulations
Exhibit D Certified Corporate Resolution





                      2-1-93

                                      LEASE
                         [Warehouse & Associated Space]



                  THIS LEASE, dated July 1, 1993, is made and entered into by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation (hereinafter referred to as "Landlord"), and MRS. FIELDS COOKIES, a California Corporation (hereinafter referred to as "Tenant," whether one or more). Landlord and Tenant hereby agree as follows:



                  1. Industrial Park, Common Areas, and Parking Areas. Landlord is the owner of one or more buildings, and associated land, located within or comprising the complex or industrial park commonly known as Interchange Business Park and situated at approximately or near I-15 and I-80 Freeway Interchange (South Salt Lake) in the County of Salt Lake, Utah. All of such buildings and land that are from time to time owned by Landlord (as such ownership may periodically expand or contract) are hereinafter collectively referred to as the "Industrial Park." All of the vehicular parking areas, streets, driveways, turnaround areas, and landscaped areas that from time to time are part of the Industrial Park are hereinafter collectively referred to as the "Common Areas." The vehicular parking 'areas that from time to time are contained in the Common Areas are hereinafter referred to as the "Parking Areas."

                  2 . Leased Premises and Gross Leasable Area. Landlord hereby leases to Tenant, and Tenant rents from Landlord, all or part of one of the buildings included in the Industrial Park. The space hereby leased by Landlord to Tenant is hereinafter referred to as the "Premises." The address of the Premises is 379 Lawndale Drive, Salt Lake City, Utah, and the location and configuration of the Premises is outlined or cross-hatched on the floor or building plan attached hereto as Exhibit A and incorporated herein by this reference. During the term of this Lease Tenant shall have such nonexclusive licenses with respect to the Common Areas as may be reasonably necessary for access to the Premises.

                  The "Gross Leasable Area" of the Premises is 5,308 square feet. As used in this Lease as regards either the Premises or other leasable space in the Industrial Park, "Gross Leasable Area" shall mean the square footage of the area in question, determined by measurements running from the outside surfaces of perimeter building walls and from the center of any interior demising wall that may separate spaces leased to different lessees, without deduction for any areas lying within the perimeter of the space in question. Any mezzanine space shall be ignored in determining Gross Leasable Area.

                  3 . Improvement of Premises. The arrangement, if any, that is to apply relative to improvement or refurbishing of the







                             "Standard Form" 2-1-93

Premises is described in Exhibit B attached hereto and incorporated herein by this reference. Except for whatever work by Landlord may be called for by such Exhibit B, the Premises are leased to Tenant "as is," and Landlord shall have no responsibility for further improving or modifying the Premises to meet Tenant's requirements. Such Exhibit B is [_] is not [X] part of this Lease.



                  4. Term. If there is no Exhibit B to this Lease, or if under the provisions of Exhibit B Landlord has no responsibility for accomplishing any improvements to or refurbishing of the Premises, then the term of this Lease shall commence on the first to occur of the following dates: (i) July 1, 1993; or (ii) The date on which Tenant, with the consent of Landlord, moves any of its equipment or personnel into the Premises. If under Exhibit B hereto Landlord does have such responsibility, then such term shall commence on the first to occur of the following dates: (a) The date that falls 10 days after the "Construction Completion Date" referred to in Exhibit B hereto; or (b) The date on which Tenant, with the consent of Landlord, moves any of its equipment or personnel into the Premises. The commencement date of the term which is applicable under the foregoing provisions is hereinafter referred to as the "Commencement Date." When the Commencement Date can be fixed, the parties shall, upon the written request of either, enter into a writing which memorializes such Date. Notwithstanding the foregoing provisions, if the Commencement Date has not arrived prior to the expiration of three years after the date of this Lease, this Lease shall thereupon automatically cease to be of any force or effect. Unless such term is prematurely terminated pursuant to the provisions of this Lease, the term hereof shall consist of the Two (2) year period following the Commencement Date plus, if the Commencement Date falls on other than the first day of a month, the balance of such partial calendar month (and any such partial month shall, for purposes of rent adjustments and the like, be considered to be part of the first year of the term hereof).

                  Those provisions of this Lease which govern the general relationship of the parties and do not relate specifically to the payment of rent or the use and occupancy of the Premises shall be effective immediately upon execution of this Lease.



                  5. Rent. During the term hereof Tenant shall pay to Landlord as monthly rent, in addition to any other charge to be paid by Tenant under this Lease, the following amounts:

                    a. During the First year of the term,  $1,428.00  per month;
               then,

                    b. During the Second year of the term,  $1,428.00 per month;
               then,

The applicable rent shall be paid in advance on the first day of each month throughout the term hereof (if the Commencement Date of the term is other than the first day of a month, Tenant shall pay to Landlord, on such Date, a pro rata share of the monthly rent, as rent for the fractional calendar month with which the term hereof begins). Each rental payment and other sum required to be paid by Tenant under this Lease shall be delivered to Landlord at such place as Landlord may from time to time designate in writing. Each installment of rent or other sum required under this Lease to be paid by Tenant shall be paid to Landlord without any offset or deduction whatsoever.

                  6 . Prepaid Rent and Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the sum of $-O- (the "Deposit") as prepaid rent and a security deposit. The Deposit shall be allocated as follows:



         a.       Prepaid Rent:

                  $ N/A of the Deposit shall be applied to rent due for the
                                month of the Lease term.



                  $ N/A of the Deposit shall be applied to rent due for the
                                   month of the Lease term.



         b.       Security Deposit:

                  $ N/A of the Deposit shall be applied to a security deposit for the performance by Tenant of the provisions of this Lease.

If Tenant is in default, Landlord shall have the right to use the security deposit, or any portion thereof, to cure the default or to compensate Landlord for damage sustained by it resulting from Tenant's default. Tenant shall on demand immediately pay to Landlord the sum necessary to replenish the security deposit to that initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant within a reasonable period of time following the end of the term hereof. Landlord's obligations with respect to the security deposit are those of a secured party and not a trustee. Landlord shall have the right to maintain the security deposit separate and apart from Landlord's general funds or may commingle the security deposit with Landlord's general and other funds. Landlord shall not be required to pay to Tenant any interest on the security deposit.

                  In the event that this Lease is for any reason terminated before the end of the full term, any rent paid for any period beyond the termination date shall be considered to be an additional security deposit.


                  In the event of an assignment or transfer of Landlord's interest under this Lease, Landlord shall have the right to transfer the security deposit to its assignee or transferee, and Landlord shall thereupon be released from all liability for the return of such deposit. In the event of any permitted assignment of this Lease by Tenant, the security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability with respect to return of said deposit to the assignor.


                  7. Operating Expenses. As used herein the term "Operating Expenses" shall mean and include the aggregate cost and expense of each of the following which is incurred by Landlord during or is allocable to the period in question, with such cost and expense to be determined through the method of accounting (cash, accrual, or a combination thereof) that Landlord determines will most fairly and simply allocate the costs and expenses in question to the separate periods involved and to be determined in accordance with the accounting procedures and business practices customarily employed by Landlord: real estate taxes and installments on special assessments attributable to the Industrial Park or any portion thereof (real estate taxes shall be deemed to include all taxes, assessments, impositions, charges, and fees that are or may be levied, assessed, imposed, and/or charged upon, against, based upon, or in any way in relation to or in connection with the Industrial Park, or the use, occupancy, ownership, or leasing of the Industrial Park, or any income or money produced by the Industrial Park, including, without limitation, any taxes or charges which may be levied on or measured by rents); costs incurred by Landlord in connection with any contest or protest regarding such real estate taxes or related assessment values; any tax or other charge levied or assessed upon Landlord or upon the rent payable under this Lease or under other leases of space in the Industrial Park in lieu, in whole or in part, of real estate taxes or special assessments; all insurance covering the Industrial Park or any portion thereof which Landlord deems necessary or advisable to obtain and maintain; management fees; reasonable reserves for replacement or repair of components of the Common Areas; and the following, but only to the extent that the following occur or are provided in connection with the Common Areas: landscaping care and gardening, cleanup, security, painting, repair and maintenance, refurbishing, resurfacing, pest control, snow removal, sweeping, lighting, utilities, repair of mechanical, plumbing, HVAC systems, repair and replacement of parking lot and roofs, and any other services or matters. In the event the exact amount of any ingredient of Operating Expenses is not known at the time it is necessary to determine such Expenses, Landlord's reasonable estimate of the amount of such ingredient shall be used.



                  As used herein the term "Proportionate Share" shall mean a fraction whose numerator is the Gross Leasable Area of the Premises and whose denominator is the Gross Leasable Area of all buildings which during the period in question are included in the Industrial Park.



                  In addition to all other payments by Tenant to Landlord required by this Lease, Tenant shall pay to Landlord Tenant's Proportionate Share of Operating Expenses for each calendar year or portion thereof during the term of this Lease. Estimated monthly payments toward Tenant's Proportionate Share of Operating Expenses, in an amount to be established and from time to time modified by Landlord, shall be made by Tenant in advance throughout the term hereof , on or before the same date that rent is due from Tenant. By April 1 of each year Landlord shall give Tenant a statement showing the total Operating Expenses for the prior calendar year and Tenant's Proportionate Share thereof. In the event the total of the monthly Operating Expense payments which Tenant has made for the prior calendar year is less than Tenant's Proportionate Share of the actual Operating Expenses, then Tenant shall pay the difference in a lump sum within 10 days after receipt of such statement from Landlord. Any overpayment by Tenant shall be credited towards the monthly Operating Expense payments next coming due. Failure by Landlord to submit any statement contemplated hereby shall not be deemed to be a waiver of the requirement that Tenant pay its Proportionate Share of Operating Expenses. Landlord shall not be required to segregate the monthly operating Expense payments received from Tenant from Landlord's own funds or from similar payments received from other lessees of the Industrial Park.



                  Tenant shall be required to make the annual payment called for in this Section even though the term of this Lease has expired or terminated prior to the time Landlord renders a statement for such payment. However, if the term of this Lease has not been in effect for the entirety of the annual or other period covered by a statement contemplated hereby, the amount required to be paid by Tenant shall be determined through a proration which takes into account the length of time that the term has been or was in effect.


                  Each of the final statements and determinations provided for above shall become absolutely binding on Tenant, and not subject to challenge by Tenant, one year after the time the statement in question is furnished to Tenant.


                  8 . Taxes on Tenant's Property. Tenant shall pay or cause to be paid, before delinquency, any and all taxes payable during or attributable to any period during the term hereof which are levied or assessed upon Tenant's leasehold improvements, equipment, fixtures, or personal property located in the Premises In the event any or all of Tenant's leasehold improvements, equipment, fixtures, and personal property are assessed and taxed with the realty, Tenant shall pay to Landlord its share of such taxes within 10 days after Landlord's delivery to Tenant of a written statement setting forth the amount of such taxes applicable to Tenant's property.


                  9. Rail Side Track Expenses. This Section shall apply only in the event railroad side track service is provided to the Premises. Tenant shall from time to time, each time within 10 days after being invoiced therefor by Landlord, pay a pro rata portion of all costs incurred by Landlord in connection with the provision, repair, and maintenance of such railroad side track, including costs incurred by Landlord under agreements with railroad companies relating to such track. Tenant's pro rata portion of such costs shall be a fraction whose numerator is the Gross Leasable Area of the Premises and whose denominator is the Gross Leasable Area of all space in the Industrial Park whose occupants make use of railroad service on such side track.



                  10. Parking. During the term of this Lease Tenant shall have a license to use, as parking (for itself and its employees and visitors), the parking spaces situated within such portion or portions of the Parking Areas as Landlord may from time to time designate for that purpose. Unless and except during such periods as Landlord designates the specific parking spaces that are to be used by Tenant, Tenant shall not have the exclusive right to use any particular parking spaces. Rather, Tenant shall have a license to use the Number of Spaces situated within the portion or portions of the Parking Areas then designated by Landlord for such purpose. Tenant and its employees and visitors shall park vehicles only within the area or areas (or in the specific parking spaces, in the event Landlord designates specific spaces) in the Parking Areas that are from time to time designated for use by Tenant, and shall not park elsewhere within the Parking Areas. At no time shall Tenant and its employees and visitors use, in the aggregate, more than the Number of Spaces.



         The rules and regulations referred to in and contemplated by Section 16 hereof may include provisions designed to promote and provide for Landlord's control, operation, and administration of the Parking Areas and of the use rights regarding the same that are held by lessees of space in the Industrial Park. Landlord shall have no obligation to ensure that the parking rights of Tenant provided for in this Section are not impaired or violated by other parties, including lessees, occupants, or users of the Industrial Park.



                  11. Use and compliance with Law. Tenant shall use the Premises only as space for warehousing, distribution, and/or sales and for purposes ordinarily incidental to such use, for lawful and proper purposes which are permissible under applicable law. Tenant shall not make any use of the Premises which would in any way increase the cost of fire or other insurance on the building containing the Premises or limit any portion of the coverage thereunder. Tenant shall not commit any waste upon the Premises and shall not conduct or allow any business, activity, or thing on the Premises which is or becomes unlawful, prohibited, or a nuisance, or which may be an annoyance or cause damage to Landlord or other lessees, occupants, or users of the Industrial Park. Tenant shall at its own expense comply with and abide by all laws, ordinances, regulations, and directives of all municipal, county, state, and federal authorities which are now in force or which may hereafter become effective or be issued with respect to the condition, use, or occupancy of the Premises. Tenant shall not obstruct or use for other than their intended purposes any part of the Common Areas.



                  Without limiting the generality of the foregoing requirements, all activities in or about the Premises by Tenant or other occupants or users of the Premises shall be accomplished in compliance with all applicable federal, state, and local statutes, regulations, and ordinances pertaining to environmental matters or hazardous substances and shall not impair access per A.D.A. law. Tenant shall not use or permit any other person to use the Premises for the presence, storage, use, treatment, or disposal of asbestos, petroleum, petroleum-related substances, or any hazardous, toxic, or other substance or material the presence, use, storage, handling, release, or cleanup of which is or becomes prohibited or regulated by any local governmental authority, the State in which the Premises are located, the United States of America, or any governmental or quasi-governmental body or agency, except for the proper and lawful storage and use of those substances or materials customarily and lawfully stored and used in normal commercial operations of the type contemplated by the first paragraph of this Section.



                  12. Utilities. Tenant shall arrange for, and shall pay all costs, charges, and amounts required for the Premises to be furnished with, such utility services as may be required by Tenant or for the use and occupancy of the Premises, including telephone, electricity, water, gas, and sewer service. In the event any utility service to the Premises is interrupted or discontinued for any reason whatsoever, Landlord shall not be liable therefor to Tenant and such interruption or discontinuation shall not be deemed to be an eviction or interference with Tenant's use and occupancy of the Premises.



                  13. Maintenance and Cleaning. By execution of this Lease, Tenant accepts the Premises as properly constructed and as being in good order, condition, and repair, subject only to any work required to be performed by Landlord pursuant to Exhibit B hereto, if applicable. Throughout the term hereof Tenant shall, at is sole cost and expense, provide and accomplish such janitorial, cleaning, trash removal, and other services as may be necessary to keep the Premises and every part thereof in a clean, safe, usable, and attractive condition. Until any trash or refuse generated by Tenant is removed from the Industrial Park, Tenant shall cause such material to be stored, in containers and locations approved by Landlord, so as not to constitute a health or fire hazard, or be an annoyance to other occupants of the Industrial Park, or be visible to visitors to the Industrial Park. Tenant at its own cost shall regularly sweep and remove snow and ice from any sidewalks or walkways adjoining the Premises or extending from the Premises to Parking Areas. Tenant shall also, at its sole cost and expense, keep the Premises and all fixtures, mechanical and electrical equipment, and appurtenances therein or serving the Premises (including, without limitation, the HVAC equipment serving the Premises, irrespective of where such equipment may be located) in good, safe, functional, and proper order, condition, maintenance, and repair. Tenant shall obtain, and throughout the term hereof shall keep in force and pay for, a service contract, covering the HVAC equipment serving the Premises, from a licensed contractor specified or approved by Landlord for repairs and maintenance of said equipment and for regular periodic inspection and service not less frequently than once every three months, said maintenance contract to conform to the requirements under the warranty, if any, on the HVAC equipment. Such contract shall be entered into by Tenant and a copy thereof furnished to Landlord within 10 days after the Commencement Date of the term. Tenant shall permit only the contractors specified or approved by Landlord to go on the roof of the Premises. Tenant shall, upon the expiration or earlier termination of this Lease, deliver to Landlord all keys to the Premises and surrender the Premises to Landlord in good condition, thoroughly cleaned, and with all equipment, facilities, and items therein or serving the Premises properly maintained and in good working order.


                  Notwithstanding the foregoing provisions, Landlord shall maintain in good condition and repair the foundations of the Premises and the structural portions of the exterior walls of the Premises. The cost of such maintenance shall be borne by Landlord unless the need for the maintenance in question is due to the act of Tenant or its agents, employees, contractors, or invitees, in which event such cost shall be paid by Tenant upon the demand of Landlord. Tenant shall notify Landlord as soon as Tenant discovers or observes any condition requiring corrective action on the part of Landlord hereunder.


                  14. Alterations. Subsequent to any initial improvement that may occur pursuant to Exhibit B, if such Exhibit applies, Tenant at its sole cost and expense may make changes, additions, and improvements to the Premises to better adapt the Premises for its use and occupancy; provided, however, that any such change, addition, or improvement shall: (a) Not diminish Landlord's flexibility of use of the Premises with respect to subsequent lessees or occupants thereof; (b) Be in conformity with all applicable laws and ordinances;
(c) Be made only with the prior written consent of Landlord (which consent shall not be unreasonably withheld) ; (d) Be made pursuant to plans and specifications approved in writing by Landlord, and upon obtaining any required permits and licenses; (e) Be made only after Tenant has provided to Landlord such indemnification and/or bonds, in such form and amount as may be satisfactory to Landlord, to protect against claims and liens for labor performed and materials furnished; and (f) Be carried out only by Landlord's construction management persons or entities approved in writing by Landlord, who, if required by Landlord, shall deliver to Landlord before commencement of the work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured. Any such change, addition, or improvement shall be done only at such time and in such manner as Landlord may specify. Tenant shall promptly pay the cost thereof. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all liens, claims, and liabilities, including attorneys' fees, which may arise out of or be connected in any way with any such change, addition, or improvement. Any increase in property taxes or insurance cost attributable to such change, addition, or improvement shall be borne by Tenant and shall be paid by Tenant to Landlord within 30 days after receipt by Tenant of Landlord's invoice therefor. Any change, addition, or improvement made by Tenant shall immediately become a part of the realty and belong to Landlord, but upon the expiration or termination of this Lease Landlord shall have the right, with respect to each such change, addition, or improvement, to retain the item or change concerned or to require Tenant at its expense to restore to its original condition that part of the Premises involved. Landlord shall not have the right to retain removable equipment or other personal property furnished by Tenant, but Tenant at its expense shall repair any damage to the Premises which may have been caused by such property.


                  15. Signs. Tenant shall not place any sign on the exterior of the Premises unless it has first been approved in writing by Landlord. If Tenant wishes to obtain Landlord's approval of a proposed sign, Tenant shall supply Landlord with a detailed description and drawing of such sign and of its proposed location. Landlord shall not unreasonably withhold its approval of a sign proposed for use by Tenant so long as the sign is attractive and of the same type, style, and relative size as other signs then being displayed by lessees of space in the Industrial Park.


                  16. Rules and Regulations. The rules and regulations set forth on Exhibit C attached hereto are hereby made a part of this Lease, and Tenant shall comply therewith. Landlord shall have and reserves the right from time to time to amend or delete any of such rules and regulations and to adopt and promulgate new or additional rules and regulations applicable to the Industrial Park and the use and operation thereof. Provided that any such changed rules and regulations are reasonable and do not discriminate against Tenant in favor of other lessees of space in the Industrial Park, Tenant agrees to comply with and observe them. Tenant's failure to comply with rules and regulations in effect under this Lease shall consti-tute a default under the terms hereof just as if such rules and regulations were contained herein as covenants. Landlord shall not be responsible to Tenant for enforcement of any such rules and regulations against other parties, including other lessees of space in the Industrial Park. In the event of any inconsistency between the provisions of such rules and regulations and the other provisions of this Lease, the other provisions of this Lease shall control.



                  17. Landlord's Financing. Tenant agrees that this Lease shall automatically be subordinate to the lien of any first-position mortgage or deed of trust now or hereafter placed against the realty of which the Premises comprise a part and to all renewals, modifications, supplements, consolidations, and extensions thereof; provided, however, in the event that the holder of any such mortgage or deed of trust shall so elect, its mortgage or deed of trust shall, upon the terms required by such holder, be subordinate to this Lease.
Notwithstanding any of the foregoing, so long as Tenant is not in default hereunder, Tenant shall not be disturbed in its possession of the Premises during the full term of this Lease. Tenant agrees to execute such further documents in addition to this Lease as may be desired by Landlord or by the holder of any first-position mortgage or deed of trust with respect to the subordination arrangement that is provided for above.



                  In the event any proceedings are brought for foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, Tenant shall attorn to the purchaser and shall recognize such purchaser as the landlord under this Lease.



                  18. Tenant's Insurance and Indemnity. Tenant shall provide and at all times maintain a commercial general liability insurance policy in force insuring against bodily injury, property damage, and personal injury claims arising from the use, ownership, or operation of the Premises, with a combined single limit of at least $1,000,000.00 per occurrence and a general annual aggregate limit of at least $2,000,000.00. Such insurance shall include contractual liability coverage specifically insuring the indemnity obligations of Tenant contained herein. The policy shall include Landlord and Landlord's agents and representatives as additional insureds. The liability insurance maintained by Tenant pursuant to this Section shall be primary coverage, without right of contribution from any similar insurance that may be maintained by Landlord. The insurance policy required by this Section to be maintained by Tenant shall be issued by an insurer and on forms and terms acceptable to Landlord. Such policy shall be endorsed to provide that no cancellation, non-renewal, or material reduction in coverage can take place unless at least 30 days prior written notice is furnished to Landlord by the insurer. A certificate of insurance acceptable to Landlord and issued by the insurer involved shall be delivered to Landlord promptly following the execution of this Lease and prior to the expiration or termination of any prior or lapsing policy.



                  Tenant shall defend, indemnify, and hold harmless Landlord and its agents and representatives from and against any and all claims, costs, and liabilities, including attorneys' fees, arising in whole or in part from use or occupancy of the Premises, from the conduct of Tenant's business, from any activity, work, or thing done or permitted by Tenant or by any of its agents, contractors, employees, or visitors, or from any failure by Tenant to perform or comply with any of the provisions of this Lease requiring compliance or observance on the part of Tenant.



                  19. Destruction. Tenant shall immediately notify Landlord if the Premises are damaged to any extent by fire, earthquake, or other casualty. Landlord shall have the right to terminate this Lease in the event the building containing the Premises is destroyed or damaged by fire, earthquake, or other casualty to such an extent that such building is untenantable in whole or in part. Any such right of termination must be exercised through written notice given by Landlord to Tenant within 60 days following the date of destruction or damage.



                  In the event of any other destruction or damage, or in the event Landlord does not exercise the above-mentioned right of termination, Landlord shall proceed with reasonable diligence to repair and reconstruct such building. During the period from destruction or damage until restoration, rent hereunder shall be abated in the same ratio as the portion of the Premises which is unfit for occupancy bears to the whole Premises. However, if damage is due to the fault or neglect of Tenant or its agents, contractors, or employees there shall be no abatement of rent.



                  Landlord shall not be required to repair any damage by fire or other cause to, or to make any repairs or replacements of, any changes to or property installed in the Premises by Tenant. Tenant shall not be entitled to any compensation or damages from Landlord f or loss of the use of the whole or any part of the Premises, Tenant's personal property, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration.



                  20. Condemnation. As used in this Section the term "Condemnation Proceeding" means any action or proceeding in which any interest in the Industrial Park is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or by purchase or otherwise in lieu thereof. If the whole of the Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date of taking. If part, but not all, of the Premises is taken, either Landlord or Tenant may terminate this Lease. Landlord shall have the right to terminate this Lease in the event any portion of the

Industrial Park (whether or not including the Premises) is taken which, in Landlord's judgment, substantially interferes with the ability to operate or use the Industrial Park for the purposes for which it was intended. Any such right of termination must be accomplished through written notice to the other party given no later than 60 days after the later of the date of taking or the date on which the condemning authority takes possession. In all other cases, or if neither party exercises its right to terminate, this Lease shall remain in effect. If a portion of the Premises is taken, the rent payable hereunder shall be reduced in the proportion that the Gross Leasable Area taken bears to the original Gross Leasable Area of the Premises. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all-damages or compensation awarded for a partial or total taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord; provided, however, that Tenant shall be entitled to any award for the loss of or damage to Tenant's trade fixtures and removable personal property.



                  21. Assignment and Subletting. Tenant shall not, either voluntarily or by operation of law, assign, transfer, mortgage, or encumber this Lease or any interest herein, or sublet the Premises or any part thereof, without first obtaining the written consent of Landlord, which consent Landlord may grant or withhold in its sole and absolute discretion. A consent to one such transaction shall not be deemed to be a consent to any subsequent transaction. Consent to any assignment or subletting shall in no way relieve Tenant of any of its obligations under this Lease, and Tenant shall remain primarily liable for such obligations. Any assignment or subletting without Landlord's consent shall constitute a default under this Lease.



                  22. Default by Tenant. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by
Tenant: (a) The vacating or abandonment of the Premises; (b) The failure by Tenant to make any payment of rent within five days after such payment falls due; (c) The failure by Tenant to make any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of 10 days after notice from Landlord that said payment is due and payable; or (d) The failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by the Tenant, other than those described above, where such failure shall continue for a period of 30 days after written notice thereof by Landlord to Tenant.



                  23. Remedies for Tenant's Default. In the event of any default or breach by Tenant, Landlord may at any time, without waiving or limiting any other right or remedy available to it, terminate Tenant's rights under this Lease by written notice or by any lawful means, or reenter and take possession of the Premises (with or without terminating this Lease), or itself pay or perform the obligation as to which Tenant is in default (in which event Landlord's cost of so doing shall be immediately reimbursed to it by Tenant), or pursue any remedy allowed by law. Tenant agrees to pay to Landlord the cost of recovering possession of the Premises, all expenses of reletting, and any other costs or damages arising out of Tenant's default. Tenant's monetary obligations under this Lease shall continue regardless of whether Tenant's right to possession has been terminated; notwithstanding any reentry or termination, the liability of Tenant for the rent and other charges provided for herein shall not be extinguished for the balance of the term of this Lease, and Tenant agrees to make good to Landlord any deficiency arising from reletting the Premises for less rent and other consideration than applies under this Lease. Any rent or other charges under this Lease not paid by Tenant when due shall bear interest from the due date thereof at the rate of 18% per annum.



                  24. Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord under the terms of any mortgage or deed of trust affecting realty that includes the Premises. Accordingly, if any payment of rent or any other sum due from Tenant is not received by Landlord or Landlord's designee within five days after said amount is due, Tenant shall pay to Landlord a late charge equal to the greater of $200.00 or 10% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Such late charge shall be in addition to, and not in lieu of, 18% interest on any delinquent amounts owing in connection with this Lease and any and all costs and expenses, including attorneys' fees, incurred by Landlord in collecting or attempting to collect any such delinquent amounts.



                  25. Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform an obligation required of it within 30 days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the realty of which the Premises are a part whose name and address have theretofore been furnished to Tenant in writing, specifying the respects in which Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than 30 days are reasonably required for performance or cure, then Landlord shall not be in default if Landlord or such holder commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease or to withhold the payment of rent or other charges provided for herein as a result of Landlord's default.



                  26. Attorneys' Fees. If any action is brought to recover any rent or other amount under this Lease, or because of any default under or to enforce or interpret any of the provisions of this Lease, or for recovery of possession of the Premises, the party prevailing in such action shall be entitled to recover from the other reasonable attorneys' fees (including those incurred in connection with any appeal), the amount of which shall be fixed by the court and made a part of any judgment rendered.



                  27. Obligations upon Termination. Notwithstanding any termination of this Lease or the term hereof, Tenant shall be and remain liable to fully perform and fulfill all of its obligations under this Lease relating to events occurring, circumstances existing, or obligations or claims arising or attributable to, the period prior to the date of termination.



                  28. Estoppel Certificate. Tenant shall at any time and from time to time, within three days after receiving written request therefor from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing
(a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) , and the date to which the rental and other charges hereunder have been paid, and (b) certifying that there are not, to Tenant's knowledge, any defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth the date of commencement and the date of expiration of the term hereof, and (d) setting forth such other matters as Landlord may request. Any such statement may be relied upon by any prospective purchaser or encumbrancer of the realty of which the Premises are a part.



                  29. Sale of Premises by Landlord. In the event of any sale or transfer by Landlord of the realty of which the Premises are a part, the transferring Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in this Lease arising out of any act, occurrence, or omission occurring after the consummation of such sale or transfer.



                  30. Notices. Any notice required or permitted hereunder to be given or transmitted between the parties shall be either personally delivered (including by courier service) or mailed postage prepaid addressed, if to Landlord, at 215 South State, Suite 950, Salt Lake City, Utah 84111, with a copy to Landlord at 1225 17th Street, Suits 2525, Denver, Colorado 80202 (or at such other address for notice purposes as Landlord may hereafter designate in writing), and, if to Tenant, at 333 South Main Street, Park City, Utah 84060 (or at such other address for notice purposes as Tenant may hereafter designate in writing). Any notice which is mailed shall be effective on the second business day following its date of mailing.



                  31. Holding Over. If Tenant remains in possession of the Premises after the expiration of the term hereof without objection by Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of 150% of the last monthly rent that applied hereunder, plus all other charges payable hereunder, and upon all of the other terms hereof, insofar as the same are applicable to a month-to-month tenancy.



                  32. Access to Premises,. Tenant shall permit Landlord to enter the Premises at reasonable times for the purpose of inspecting the same, discharging its obligations under this Lease, and ascertaining compliance with the provisions of this Lease by Tenant. Landlord may also show the Premises to prospective purchasers, lessees, or mortgagees at reasonable times.



                  33. Nonrecourse Provision. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the Industrial Park, subject to prior rights of the holder of any mortgage or deed of trust, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution, or other procedures f or the satisfaction of Tenant's remedies.



                  34. Waiver and Cumulative Remedies. The waiver by Landlord of the breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition. The subsequent acceptance by Landlord of rent or other charges hereunder shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rent or charge so accepted, regardless of Landlord's knowledge of such preceding default at the time of such acceptance. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.



                  35. Multiple Parties Tenant. If there is or comes to be more than one party that constitutes Tenant hereunder: (a) Their obligations shall be joint and several; and (b) Any notice required or permitted to be given by or to Tenant may be given by or to any one of such parties and shall have the same force and effect as if given by or to all of such parties.

                  36. Prior Agreements, Lease Amendments, and Time Effective. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings pertaining to any of such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on either party until fully executed by both.



                  37. Inability to Perform. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, other labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or other reason not the fault of the party delayed, then performance of the action in question shall be excused for the period of delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not, however, operate to excuse Tenant from the prompt payment of rent or any other charges required by the terms of this Lease.



                  38. Authority. Each person executing this Lease on behalf of Tenant individually and personally represents and warrants that he or she is duly authorized to execute and deliver the same on behalf of the entity for which he or she is signing (whether it be a corporation, general or limited partnership, or otherwise), and that this Lease is binding upon said entity in accordance with its terms. If Tenant is a corporation, then at the time this Lease is signed Tenant shall provide Landlord with a certified copy of a resolution, adopted by the Board of Directors of Tenant, authorizing Tenant to enter into this Lease. Such certified resolution must be in the form of the one appended to this Lease as Exhibit D or in such other form as may be acceptable to Landlord's legal counsel.



                  39. Brokers. Tenant warrants that it has had no dealings with any real estate brokers or agents in connection with this Lease, excepting only Compass Management and Leasing, Inc., and that it knows of no other real estate broker or agent who may be entitled to a commission in connection with this Lease. Tenant agrees to indemnify Landlord from and against any and all commissions, fees, and compensation that may be due to or claimed by any real estate broker or agent (other than the one named in the preceding sentence, if the same was retained by Landlord) in connection with this Lease, and from and against all costs, expenses, and attorneys' fees which Landlord may incur as a result of any such claim.



40. Ouiet Enjoyment. Landlord covenants that so long as Tenant performs all of its obligations hereunder it shall have, hold, and enjoy the Premises for the term of this Lease free from interference by anyone claiming by, through, or under Landlord.



                  41. Miscellaneous. All Exhibits, addenda, riders, and provisions, if any, attached to this Lease are a part hereof. Tenant shall not record this Lease or any memorandum or short form hereof without the written consent of Landlord. Any provision of this Lease which may prove to be invalid shall in no way affect or invalidate any other provision hereof, and such other provision shall be valid to the maximum extent permitted by law. The headings and titles of the various provisions of this Lease shall have no effect upon the construction or interpretation of any part hereof. As used in this Lease the singular shall include the plural, the plural shall include the singular, the whole shall include each part thereof, and any gender shall include both other genders. The covenants and conditions herein contained shall, subject to the provisions of Section 21 hereof, apply to and bind the heirs, personal representatives, successors, and assigns of the parties hereto. Time is the essence of this Lease and of each and all of its provisions in which performance is a factor. This Lease shall be governed by the laws (excluding the choice-of-laws rules) of the State in which the Premises are located.



                  42. Rider and Deadline. The attached Rider, consisting of N/A page (s), is hereby made a part hereof and supersedes and controls over any conflicting provisions elsewhere in this Lease.
                  IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed on or as of the day and year first above written.



"Landlord":                                        "Tenant":

THE EQUITABLE LIFE ASSURANCE       MRS.  FIELDS COOKIES, a
SOCIETY OF THE UNITED STATES        California Corporation

By                                                By /s/L. Tim Pierce
                                                        L.Tim Pierce
    Title:                                             Title: Snr. V.P.

By /s/E L Clissold
E L Clissold
Title: Sec.